Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-138157 on Form S-8 of Stanley, Inc. of our reports dated September 10, 2008 and August 31, 2007, respectively, with respect to our audit of the financial statements of Oberon Associates, Inc. as of and for the years ended June 30, 2008, 2007 and 2006, which reports appear in the Form 8-K/A of Stanley, Inc. dated September 26, 2008.

/s/ Argy, Wiltse & Robinson, P.C.

McLean, Virginia
September 26, 2008